UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2025

LENSAR, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39473	32-0125724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Discovery Drive
Orlando, Florida	32826
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 536-7271

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNSR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 23, 2025, LENSAR, Inc., a Delaware corporation (“LENSAR” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alcon Research, LLC, a Delaware limited liability company (“Parent” or “Alcon”), and VMI Option Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, each share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”) that is issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than any shares of Company Common Stock (i) owned immediately prior to the Effective Time by Parent, Merger Sub or the Company or by any direct or indirect wholly owned subsidiary of Parent, Merger Sub or the Company or (ii) owned by Company stockholders who are entitled to demand and have properly and validly demanded their appraisal rights under Delaware law, will be canceled and extinguished and automatically converted into the right to receive (i) $14.00 per share in cash, without interest and subject to any applicable withholding taxes (the “Cash Consideration”), plus (ii) one contingent value right per share (each, a “CVR”), representing the right to receive one contingent payment of $2.75, in cash, without interest, upon the achievement of the milestone set forth in, and subject to and in accordance with the terms and conditions of, the CVR Agreement (as defined below) (the Cash Consideration plus one CVR, collectively, the “Merger Consideration”), subject to any applicable withholding taxes.

At the Effective Time, each share of the Company’s Series A Convertible Preferred Stock outstanding immediately prior to the Effective Time will be redeemed and converted into the right to receive an amount equal to the Fundamental Transaction Redemption Price (as defined in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of LENSAR, Inc., dated as of May 18, 2023), without interest and subject to any applicable withholding taxes.

In addition, at the Effective Time, each outstanding option to purchase shares of Company Common Stock (the “Company Options”) will be automatically canceled and converted into the right to receive (i) an amount in cash (without interest), if any, equal to (A) the product obtained by multiplying (x) the number of shares of Company Common Stock underlying such Company Options as of the Effective Time, by (y) the excess, if any, of the Cash Consideration over the exercise price per share of such Company Options, less (B) any applicable withholding taxes, plus (ii) one CVR with respect to each share of Company Common Stock subject to such Company Option as of the Effective Time. For the avoidance of doubt, if the exercise price payable in respect of a share of Company Common Stock underlying a Company Option equals or exceeds the Cash Consideration, such Company Option shall be canceled for no consideration.

At the Effective Time, each outstanding award of restricted stock units covering shares of Company Common Stock (“Company RSU Award”) will be automatically canceled and converted into the right to receive (i) an amount in cash (without interest) equal to the (A) the product of (x) the Cash Consideration and (y) the number of shares of Company Common Stock subject to such Company RSU Award as of the Effective Time, less (B) any applicable withholding taxes, plus (ii) one CVR with respect to each share of Company Common Stock subject to such Company RSU as of the Effective Time.

At the Effective Time, each outstanding Company performance stock unit (each a “Company PSU Award”) will be automatically canceled and converted into the right to receive (i) an amount in cash (without interest) equal to (A) the product of (x) the Cash Consideration and (y) the target number of shares of Company Common Stock subject to such Company PSU Award as of the Effective Time, less (B) any applicable withholding taxes, plus (ii) one CVR with respect to each share of Company Common Stock subject to such Company PSU Award as of the Effective Time based on the target number of shares of Company Common Stock subject to such Company PSU Award as of the Effective Time.

In addition, all warrants to purchase Company Common Stock outstanding immediately prior to the Effective Time of the Merger (“Warrants”) shall be adjusted and treated in accordance with the terms of such Warrant in connection with a “Fundamental Transaction” (as defined in the applicable Warrant).

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to use commercially reasonable efforts to conduct its operations according to its ordinary course of business consistent with past practice prior to the completion of the Merger and to use reasonable best efforts to cooperate in seeking regulatory approvals and not to engage in certain specified activities without Parent’s prior consent. In addition, subject to certain exceptions, the Company has agreed not to initiate, solicit, knowingly encourage or knowingly facilitate, or take any other action designed to lead to, any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as defined in the Merger Agreement), or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives a written, bona fide Acquisition Proposal that did not result from a breach of the non-solicitation provisions of the Merger Agreement that the board of directors of the Company (the “Board”) determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or is reasonably likely to result in a Superior Proposal (as defined in the Merger Agreement), the Company may take certain actions to participate in discussions and negotiations and furnish information with respect to such Acquisition Proposal, after providing written notice to Parent of such determination, in each case, subject to the terms of the Merger Agreement.

Pursuant to the terms of the Merger Agreement, the Company has agreed to prepare and file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and, subject to certain exceptions, the Board will recommend that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement be adopted by the Company’s stockholders at a special meeting of the Company’s stockholders (the “Company Board Recommendation”). However, subject to the satisfaction of certain terms and conditions, the Company and the Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the Company Board Recommendation and entering into a definitive agreement with respect to a Superior Proposal if, among other things, the Board has concluded in good faith after consultation with its financial advisors and outside legal counsel that the failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable law.

The Merger Agreement also contains certain customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Proposal and Parent’s right to terminate the Merger Agreement if the Board changes its Company Board Recommendation. In addition, either Parent or the Company may terminate the Merger Agreement if (i) the Merger has not been successfully completed by April 23, 2026, subject to an extension under certain circumstances solely at the election of Parent to July 23, 2026 (the “Termination Date”); (ii) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger, (iii) the Company’s stockholders fail to adopt the Merger Agreement, and (iv) the other party breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases, to materiality qualifiers or the right of the breaching party to cure the breach. Parent and the Company may also terminate the Merger Agreement by mutual written consent. The Company may also terminate the Merger Agreement if Parent declines to defend against any litigation or administrative proceeding brought by any governmental entity that would have the effect of enjoining consummation of the Merger Agreements under any competition law (provided, that the Company may not terminate pursuant to this right until a date that is on or after January 23, 2026) (the “Defense Termination Right”).

In connection with a termination of the Merger Agreement under specified circumstances, including due to a change in the Company Board Recommendation, the entry by the Company into a definitive agreement with respect to a Superior Proposal, or certain other triggering events set forth in the Merger Agreement, the Company may be required to pay Parent a termination fee of $8,500,000.

Pursuant to the terms of the Merger Agreement, within five business days following the execution of the Merger Agreement, Parent will deposit $10,000,000 into a segregated account (the “Deposit”). In connection with a termination of the Merger Agreement under other specified circumstances, including if Parent breaches is obligations such that the Company is entitled to terminate the Merger Agreement, the Defense Termination Right, or the Merger has not been successfully completed by the Termination Date, a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger, and, at the time of such termination, the only remaining conditions to closing relate to certain regulatory approvals, the Company will be permitted to keep the Deposit. If the Merger Agreement is terminated for any other purpose, the Company shall refund the Deposit to Parent.

At or prior to the consummation of the Merger, Parent and a rights agent mutually agreeable to Parent and the Company will enter into a contingent value rights agreement (the “CVR Agreement”), a form of which is attached to the Merger Agreement, governing the terms of the CVRs. Each CVR entitles the holder thereof to receive a contingent payment of $2.75 in cash, subject to any applicable withholding taxes and without interest thereon, if the Company achieves 614,000 cumulative Milestone Procedures (as defined in the CVR Agreement) (such achievement, the “Milestone”) during the period from January 1, 2026 through December 31, 2027. The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the CVR Agreement, a form of which is included as an exhibit to the Merger Agreement attached hereto as Exhibit 2.1 and which is incorporated by reference herein.

The Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the stockholders of the Company, (ii) approved the Merger Agreement and the transactions contemplated thereby, (iii) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend approval and adoption of the Merger Agreement and the Merger and the other transactions contemplated thereby by the stockholders of the Company, and (iv) directed the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby be submitted to the Company’s stockholders for consideration in accordance with the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is hereby filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 7.01	Regulation FD Disclosure.

On March 24, 2025, the Company and Alcon issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is hereby furnished as Exhibit 99.1 to this Current Report.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Voting Agreement

Concurrent with the execution of the Merger Agreement, Parent entered into a Voting Agreement (the “Voting Agreement”) with certain affiliates of North Run Capital (“North Run”) providing that, among other things, subject to the terms and conditions set forth therein, such signatories will support the Merger and the transactions contemplated thereby, including by voting their voting securities to adopt the Merger Agreement. As of the date hereof, the total voting securities beneficially owned by North Run represent, on an as converted basis, approximately 45.8% of the total voting power of the Company’s voting stock. The Voting Agreement is subject to termination rights, limitations, and cut-backs, in each case, as further described in the Voting Agreement.

A copy of the Voting Agreement is included in this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. The summary description of the terms of the Voting Agreement in this report is qualified in its entirety by reference to Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 23, 2025, by and among LENSAR, Inc., Alcon Research, LLC, and VMI Option Merger Sub, Inc.

99.1	Joint Press Release, dated March 24, 2025.

99.2	Form of Voting Agreement, dated as of March 23, 2025, by and among Alcon Research, LLC and the other signatories thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the potential transaction between LENSAR and Alcon. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on LENSAR’s management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions.

The following factors could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed Merger may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect LENSAR or the expected benefits of the proposed Merger or that the approval of LENSAR’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed Merger; (iii) the possibility that competing offers or acquisition proposals for LENSAR will be made; (iv) the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger, including in circumstances which would require LENSAR to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the Merger on LENSAR’s ability to retain and hire key personnel, or its operating results and business generally, (vii) there may be liabilities related to the Merger that are not known, probable or estimable at this time or unexpected costs, charges or expenses; (viii) the Merger may result in the diversion of management’s time and attention to issues relating to the Merger; (ix) there may be significant transaction costs in connection with the Merger; (x) legal proceedings may be instituted against LENSAR following the announcement of the Merger, which may have an unfavorable outcome; and (xi) LENSAR’s stock price may decline significantly if the Merger is not consummated. In addition, a number of other important factors could cause LENSAR’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to those important factors discussed under the heading “Risk Factors” contained in LENSAR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in LENSAR’s other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investor Relations section of LENSAR’s website at https://ir.lensar.com.

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, LENSAR does not undertake any obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing LENSAR’s views as of any date subsequent to the date of this Current Report.

Additional Information

This Current Report may be deemed solicitation material in respect of the proposed acquisition of LENSAR. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed Merger between LENSAR and Parent. LENSAR expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed Merger. Investors of LENSAR are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about LENSAR and the proposed Merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by LENSAR with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at https://ir.lensar.com/financials/sec-filings.

Participants in the Solicitation

LENSAR and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of LENSAR’s stockholders in connection with the proposed Merger will be set forth in LENSAR’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed Merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENSAR, Inc.

Date: March 24, 2025	By:	/s/ Nicholas T. Curtis
Nicholas T. Curtis Chief Executive Officer